UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: December 13, 2007

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.     Other Events.

On December 13, 2007, the Company announced the completion of its previously announced cash tender offer for up to $500 million aggregate principal amount of its 6.750% Medium Term Notes (Series F) due 2009 (the "2009 Notes") and 7.875% Senior Notes due 2012 (the "2012 Notes" and, together with the 2009 Notes, the "Notes"). The tender offer expired at 12:00 midnight, New York City time, on December 12, 2007, and the purchase was settled on December 13, 2007. Pursuant to the terms of the Offer to Purchase, dated November 14, 2007, and the accompanying Letter of Transmittal, the Company purchased all of the $286,089,000 aggregate principal amount of the 2009 Notes validly tendered and $213,911,000 aggregate principal amount of the 2012 Notes, which was a pro rated portion of the 2012 Notes validly tendered in the tender offer, for a total of $500 million aggregate principal amount of Notes purchased in the tender offer. As a result of the tender offer, $13,911,000 aggregate principal amount of the 2009 Notes and $286,089,000 aggregate principal amount of the 2012 Notes remain outstanding.

A copy of the press release announcing the completion of the tender offer is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by the Company on December 13, 2007, announcing the completion of the notes tender offer.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: December 13, 2007	By:	/s/ Randall D. Levy
Name: Randall D. Levy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Press Release issued by the Company on December 13, 2007, announcing the completion of the notes tender offer.	4

3